Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 19, 1998, which is incorporated by reference in QueryObject Systems Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Melville, New York
February 4, 1999